EXHIBIT B


	In this City of Mexicali, State of Baja California at 11:00 hours of November twenty seventh nineteen hundred ninety six, in the office of DISTRIBUIDORA DE GAS NATURAL DE MEXICALI, S. DE R. L. DE C. V., met Attorneys Juan Ignacio Guajardo Araiza in representation of Proxima Gas, S.A. de C.V. and Pacific Enterprises International Mexico I and Arturo Guajardo Araiza, in representation of Enova de Mexico, S.A. de C.V., in order to hold an Assembly of Partners of the Corporation, prior notice given to that effect, being also present Mr. David Lozano Dominguez.
	The Assembly was presided over by Mr. David Lozano Dominguez and at his express designation, Attorney Juan Ignacio Guajardo Araiza acted as Secretary, who in his character as escrutineer proceeded to prepare the List of Partners, appearing from the same, the text of which is inserted literally at the end of these minutes and the original added in the appendix of the same, that all partners owners of the social parts in which the capital stock of DISTRIBUIDORA DE GAS NATURAL DE MEXICALI,
S. DE R. L. DE C. V., is divided, are represented.
	Next, the President, as provided for by the Fourteenth Clause of the Corporate Charter, declared the Assembly legally installed and discussion open to resolve the matters referred to in the following:

                               A G E N D A:

              			I.	Designation of Corporate Secretary.
             			II.	Granting of powers of attorney.
            			III.	Authorization for the Corporation to participate
                				in the public licitation.

	Submitted to the consideration of the Assembly the First Item on the Agenda, the President of the Assembly expressed to those present the need to revoke Mr. Agustin Berdeja Prieto's designation as Corporate Secretary and designate Mr. Jan Ignacio Guajardo Araiza as the new Corporate Secretary, for which he requested the Assembly to take a decision to that regard.
	Next, the Assembly, after ample discussion, by a unanimous vote decreed:
	FIRST: The designation of Mr. Agustin Berdeja Prieto as Corporate Secretary is hereby revoked as well as the power of attorney he was granted for such purpose, as evidenced by means of Public Instrument Number 1633, Book 29 dated May 22, 1996, granted before Mr. Pedro
Cortina Latapi, Title Holder of Notary Number 226, in Mexico City, duly registered in the Public Registry of Property and Commerce of the City of Mexicali, Baja California on June 4, 1996, under log number
5,102,198, Commerce Section.
	SECOND: Revoke the powers of attorney granted to Messrs. Agustin Berdeja Prieto, Juan Ignacio Guajardo Araiza and to Ms. Yeudiel Alcala Canto, as evidenced by means of Public Instrument Number 1355, Book 24, dated April 2, 1996, granted before Mr. Pedro Cortina Latapi, Title
Holder of Public Notary Number 226, in Mexico City, duly registered in the Public Registry of Property and Commerce in the City of Mexicali, Baja California, on April 8, 1996, under log number 5,097,833, Commerce Section.
	THIRD: Mr. Juan Ignacio Guajardo Araiza is designated as Corporate Secretary whom shall hold such position until being legally substituted and shall have the authorities, obligations, attributions and powers stipulated in the Nineteenth Clause of the By-Laws of the Corporation, which are literally transcribed below:
	A) Prepare, sign and publish the notices and notifications for the Partners Meetings;
	B) Assist to Partners Meetings, prepare and sign the Minutes and maintain the Partners and Social Parts Registry Book; Minutes Book of Partners Meetings and Social Capital Movements Registry Book in the manner provided for by Law;
	C) Sign the Minutes which are prepared from the Partners Meetings, authorize certified copies or summaries of the Minutes as well as other Corporate documents for legal purposes;
	D) Have custody and file all the documents and correspondence related to the Partners Meetings; and
	E) Issue certifications of registries from the Partners and Social Parts Registry Book and Social Capital Movement Registry Book, which in it's event may be required.
	Next and with regard to the Second Item on the Agenda, the President of the Assembly expressed to those present the need to grant power of attorney to Ms. Ana Carolina Arizmendi de Jinich to represent the Corporation before the International Public Licitation for the granting of the concession to distribute natural gas in the geographic zone of Chihuahua.
	Next, the Assembly, prior ample discussions, by a unanimous vote, decreed:
	FOURTH: Grant to Ms. Ana Carolina Arizmendi de Jinich to represent DISTRIBUIDORA DE GAS NATURAL DE MEXICALI, S. DE R. L. DE C.
V., before all kinds of persons and authorities, general power of attorney for collections and litigation and acts of administration, with all general powers and those special powers that require special clause according to law, under the terms of the first and second paragraphs of article two thousand four hundred twenty eight of the Civil Code for the State of Baja California, amongst which are considered those conferred by article two thousand four hundred sixty one of the same Civil Code, and in the terms of the first two paragraphs of Articles two thousand five hundred fifty four and two thousand five hundred eighty seven of the Civil Code for the Federal District in common matters and for all the Republic in Federal matters, as well as their counterparts from the rest of the Civil Codes of the Mexican Republic, IN THE UNDERSTANDING
THAT THE POWER OF ATTORNEY IS LIMITED FOR THE AGENT TO REPRESENT THE CORPORATION before all types of persons and authorities, either Federal, State or Local, in the Mexican Republic or abroad for the purpose of pursuing the acts, transactions, procedures, requests, registries, notifices, meetings, registrations and appearances needed in order for the Corporation to participate in the granting of the first permit to distribute natural gas in the geographic zones of Chihuahua, Cuauhtemoc-Anahuac and Delicias, being also authorized to pursue all future acts, transactions, procedures, requests, registries, notifices, meetings, registrations and appearances, related to the natural gas distribution system mentioned above, before the Ministry of Energy, Energy Regulatory Commission and the Federal Venue Commission and, to before any other authority, being in this manner also authorized to sign and receive in the name of the Corporation all types of documents and notices.
	FIFTH: Grant to Messrs. James Walsh, Kevin Sagara, Leslie E. LoBaugh, Jr., and Javier Gonzalez Sfeir, to jointly or separately, present in the name of Distribuidora de Gas Natural de Mexicali, S. de
R. L. de C. V., the following documents: (I) the U-57 Form before the "Securities and Exchange Commission" (Comision de Valores y Bolsas) in the City of Washington, District of Colombia, United States of America, requesting the designation of Distribuidora de Gas Natural de Mexicali,
S. de R. L. de C. V., as a "Foreign Utility Company" (Empresa de
Servicios Extranjera), according to that stipulated by the "Public
Utility Holding Company Acta" (Decreto de Empresas Tenedoras de Sociedades Prestadoras de Servicios Publicos) and (ii) the notice of the presentation of the U-57 Form before the "California Public Utilities Commission" (Comision de Servicios Publicos de California) in the City of San Francisco, California, United States of America.
	SIXTH: Grant to Messrs. Arturo Guajardo Araiza, Juan Ignacio Guajardo Araiza, Angel Gabriel Encinas Orozco, Erika Elorduy Blackaller, Julio Eduardo Martinez Rasso, Moises Gonzalez Santillan and Roberto Gabriel Vera Azar, indistinctively, to represent the Corporation before all kind of persons and authorities, general power of attorney for collections and litigation, with all general powers and those special powers that require special clause according to law, under the terms of the first paragraph of article two thousand four hundred twenty eight of the Civil Code for the State of Baja California, amongst which are considered those conferred by article two thousand four hundred sixty one of the same Civil Code, including the power to judicially interrogate or be interrogated, to withdraw from amparo suits and to file criminal complaints and follow the proceedings until terminated, being further authorized to constitute himself as civil part in such proceedings, and to assist the District Attorney and to grant pardons if such be the case.
	Next, and with regard to the Third Item on the Agenda, the Assembly, prior ample discussion, by a unanimous vote, decreed:
	SEVENTH: The partners agreed for the Corporation to participate in the International Public Licitation for the purpose of granting the first permit to distribute natural gas in the geographic zones of Chihuahua, Cuauhtemoc-Anahuac and Delicias, notice which was published in the Official Gazette of the Federation on October 16, 1996, with the limitation that the partners of Distribuidora de Gas Natural de
Mexicali, S. de R. L. de C. V., shall be kept informed of the licitation process and the granting of the natural gas distribution, and shall have the final authority to decide over the contents of the documents which will be presented in the licitation, which shall contain legal obligations which must be assumed by each Partner individually or technical or financial information which must be given by each Partner individually, as may be the case.
	EIGHTH: Ms. Claudia Ibarra Grijalva, is designated as Special Delegate for the Assembly and to that effect, authorized to appear before a Notary Public of her election, to request the protocolization of the present Minutes of the Assembly and to revoke and grant the powers of attorney mentioned above, as well as to proceed to register the corresponding public instrument in the Registry of Public Property and Commerce of this City.
	Not having any other subject to discuss, the Assembly was adjourned and these minutes were drawn, in which, finally, it is certified: a) That the representatives of the partners evidenced the number of social parts they represent; b) That Messrs. Juan Ignacio Guajardo Araiza and Arturo Guajardo Araiza, exhibited proxies to represent the partners as mentioned, which are added to the appendix of these minutes; c) That the List of Partners reads as follows: "List of Partners of DISTRIBUIDORA DE GAS NATURAL DE MEXICALI, S. DE R. L. DE C. V., that were represented in the Partners Meeting held in the offices of said Corporation, in this City of Mexicali, State of Baja California, at 11:00 a.m. of November twenty seventh nineteen hundred ninety six:


Partners:			                    		Social Parts:        		Value:

Proxima Gas, S.A. de C.V., repre-
sented by Mr. Juan Ignacio Gua-
jardo Araiza		                          		 	1	        	$6,081,200.00

Pacific Enterprises International
Mexico I, represented by Mr. Juan
Ignacio Guajardo Araiza		                  	1        		 4,560,900.00

Enova Mexico, S.A, de C.V., repre-
sented by Mr. Arturo Guajardo
Araiza		                                				1        		 4,560,900.00
                                					     ____	         	___________
                                      						3   	     $15,203,000.00

Signed: Juan Ignacio Guajardo Araiza in representation of Proxima Gas, S.A. de C.V., and Pacific Enterprises International Mexico I. - Mr. Arturo Guajardo Araiza in representation of Enova Mexico, S.A. de C.V. - The escrutineer, certifies the accuracy of this List of Partners and that the social capital of DISTRIBUIDORA DE GAS NATURAL DE MEXICALI, S. DE. R. L. DE C. V., is fifteen million two hundred three thousand pesos Mexican currency, divided in three social parts, entirely subscribed and paid in full. - Signed: Juan Ignacio Guajardo Araiza".
	Signed by the President and the Secretary of the Assembly in conformity thereof.